SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2024

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 7, 2024, the Board of Directors of BankFinancial Corporation (the “Company”) expanded its size to eight members from six members, and elected Aaron O’Connor and Benjamin Mackovak to the Company’s Board of Directors to fill the vacancies created by the increase in the size of the Board of Directors, effective immediately.  Mr. O’Connor is a member of the class of directors whose term expires at the 2025 Annual Meeting of the Stockholders of the Company, and Mr. Mackovak is a member of the class of directors whose term expires at the 2026 Annual Meeting of the Stockholders of the Company.

Mr. O’Connor has previously served as a member of the Board of Directors of BankFinancial, NA (the “Bank”), the Company’s wholly owned subsidiary.

The Company and Mr. Mackovak have executed a Standstill Agreement, described in Item 8.01, below, in connection with Mr. Mackovak’s election.

It has not been determined the committees, if any, to which Messrs. O’Connor and Mackovak will be appointed.

Neither of Messrs. O’Connor nor Mackovak is a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.  Each individual will receive the standard compensatory arrangements that the Company provides its non-employee directors, as currently described in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 12, 2023.

Item 8.01	Other Events

On February 7, 2024, the Company entered into a Standstill Agreement with Strategic Value Bank Partners, LLC, Strategic Value Investors LP and Benjamin Mackovak (collectively, the “SVB Partners Parties”).

Under the Standstill Agreement and subject to the terms and conditions set forth therein, the Company agreed, among other things, that its board of directors will appoint Mr. Mackovak to serve as a director of the Company in the class of directors with a term expiring at the Company’s 2026 Annual Meeting.

The Standstill Agreement also provides that during the Standstill Period (defined below), the SVB Partners Parties will abide by various covenants, including covenants not to take any of the following actions without the prior written approval of the Company’s board of directors:  (i) acquire, alone or in concert with others, beneficial ownership in excess of 9.99% of the outstanding common stock of the Company; (ii) make, engage in or participate in, alone or in concert with others, any “solicitation” of “proxies” or consents to vote or seek to advise, encourage, or influence in any manner whatsoever any person with respect to the voting of, any securities of the Company; (iii) otherwise act, alone or in concert with others, to seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek, alone or in concert with others, to control or change the management, Board of Directors or policies of the Company or the Bank or nominate any person as a director who is not nominated by the then incumbent directors or proposing any matter to be voted upon by the stockholders of the Company; (iv) seek the removal of any member of the board; (v) exercise or attempt to exercise a controlling influence (determined in a manner consistent with the public guidance issued by the Board of Governors of the Federal Reserve System) over the management or policies of the Company, or any of its affiliates; or (vi) propose a director or slate of directors in opposition to a nominee or slate of nominees proposed by the Company.

The Standstill Agreement further provides that at any annual meeting of the Company’s stockholders during the Standstill Period, the SVB Partners Parties will vote all Company shares that they beneficially own in favor of the board nominees selected by the Company’s Corporate Governance and Nominating Committee and will vote all Company shares in accordance with the recommendation of the BFIN Board of Directors with respect to any other stockholder proposal.

The Standstill Period generally will remain in effect until the earliest of (i) the date that is 10 days after the date that the Company materially breaches its obligations under the Standstill Agreement if the breach is not timely cured; (ii) the date that is three months from the date that Mr. Mackovak (or, in the event of his death, disability or resignation, a substitute nominee of the SVB Partners Parties, whose substitution shall be subject to the approval of the board of directors in its sole discretion) ceases to be a member of the board; (iii) the date immediately following the Company’s 2026 Annual Meeting of Stockholders, subject to certain limitations that will survive for as long as any designee of the SVB Partners Parties serves as a member of the board and (iv) the date on which the Company, at its option, elects to terminate the Standstill Period by written notice to the SVB Partners Parties, which election may occur any time after the beneficial ownership of the SVB Partners Parties decreases below 5% of the outstanding shares of the Company’s common stock.

The foregoing summary of the Standstill Agreement is not complete and is subject to, and qualified in its entirety by the text of the Standstill Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

On February 9, 2024, the Company issued a press release relating to the Standstill Agreement, which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits.

Exhibit No.	Description
99.1	Standstill Agreement dated February 7, 2024 by and between BankFinancial Corporation and Strategic Value Bank Partners, LLC, Strategic Value Investors LP and Benjamin Mackovak
99.2	Press Release dated February 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION (Registrant)

Date:	February 9, 2024	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President